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Exhibit 10.2.49B

[Mirant Letterhead]

November 19, 2010

Robert Gaudette
1155 Perimeter Center West
Atlanta, GA 30338

        Dear Robert:

        The purpose of this letter is to confirm your compensation, upon the Effective Time, referenced in your offer letter provided by Julia Houston, dated April 11, 2010, on behalf of Mirant Corporation (the "Company") for employment with RRI Energy, Inc. ("Parent") effective upon the Effective Time (as defined under the Agreement and Plan of Merger by and among the Company, Parent and RRI Energy Holdings, Inc., dated as of April 11, 2010 (the "Merger Agreement"). This letter will be of no force or effect if the Merger Agreement terminates before the Effective Time.

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  Annual Base Salary: $350,000

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  Short-term Incentive Target: 55%

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  Long-term Incentive: 130%

Very Truly Yours,
/s/ KEVIN BOUDREAUX Kevin Boudreaux VP Administration

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  Exhibit 10.2.49B